Exhibit (i)(3)

                               POWERS OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that Maurizio Romiti, born in Rome (Italy) on August 14, 1949, Chief Executive Officer and General Manager of RCS MediaGroup S.p.A., with registered seat in Milan (Italy), via Angelo Rizzoli 2, registered share capital Euro 760,559,800.00, Milan Commercial Registrar and Tax Code nr. 12086540155 (hereinafter the "Company"), constitutes and appoints each of Maurizia Squinzi, born in Pero (Milan, Italy) on May 23, 1950, Alberto Ronzoni, born in Seregno (Milan, Italy) on June 12, 1952 and Giorgio Cogliati, born in Rome (Italy) on February 20, 1963 to act, severally, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all such capacities, to perform any and all activities and sign any and all documents in connection with the offer by RCS MediaGroup S.p.A. to purchase all outstanding American Depositary Shares representing ordinary shares, par value Euro 1.00 per share of Fila Holding S.p.A. at a price of $1.12 per ADS (the "Offer") including, without limitation, the filing of any document required under applicable laws, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in connection with the Offer, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            IN WITNESS WHEREOF, the undersigned has duly executed this Powers of Attorney as of July 29, 2003.


                                              /s/ Maurizio Romiti
                                              ----------------------------------
                                              Maurizio Romiti